SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 13, 2003 (August 4, 2003)

FIRST SECURITY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	000-49747	58-2461486

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

817 Broad Street, Chattanooga, Tennessee		37402

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(423) 266-2000

	Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On August 4, 2003, FSGBank, National Association, a wholly-owned subsidiary of First Security Group, Inc. ("FSG"), agreed to acquire three bank branches in Monroe County, Tennessee, from National Bank of Commerce. The acquisition includes bank branches in Sweetwater, Madisonville and Tellico Plains, Tennessee. FSGBank will pay a premium of 7.5% on core deposits or approximately $3,500,000.

This acquisition is expected to be consummated by the end of 2003 and is subject to regulatory approvals and satisfaction of certain other conditions. A copy of FSG’s press releases dated August 4, 2003 a re attached as Exhibits 99.1, 99.2, and 99.3 and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)       Exhibits

99.1    Press Release, dated August 4, 2003
99.2    Press Release, dated August 4, 2003
99.3    Press Release, dated August 4, 2003

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY GROUP, INC.

Date: August 13, 2003	By:	/s/ Rodger B. Holley

Chairman, Chief Executive Officer and President